As filed with the Securities and Exchange Commission on February 20, 2007.

Registration No. 333-138709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

POST-EFFECTIVE
AMENDMENT NO. 1

To

Form F-10

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

_________________

MINEFINDERS CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Ontario (Province or Other Jurisdiction of Incorporation or Organization)	1000 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Suite 2288-1177, West Hastings Street

Vancouver, British Columbia

Canada V6E 2K3

(604) 687-6263

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Corporation Service Company

1133 Avenue of the Americas, Suite 3100

New York, New York 10036-6710

1 (800) 927-9800

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)

of Agent for Service in the United States)

Copies to:

Mark H. Bailey Minefinders Corporation Ltd. Suite 2288-1177, West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3 Telephone: (604) 687-6263	Kenneth Sam Jason K. Brenkert Dorsey & Whitney LLP 370 Seventeenth Street, Suite 4700 Denver, Colorado 80202 Telephone: (303) 629-3445	Maurice Swan Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street, Toronto, Ontario, Canada M5L 1B9 Telephone: (416) 869-5500

        Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It  is proposed that this filing shall become effective (check appropriate box):

A.	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	At some future date (check the appropriate box below):

1.	pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing).

2.	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

      Explanatory Note: The Registrant is filing this post-effective amendment to its registration statement on Form F-10, previously filed with the Securities and Exchange Commission on November 15, 2006, as amended November 29, 2006, to amend the Electing Holder list attached to the Canadian Short Form Base Shelf Prospectus as Schedule A to reflect an amendment to the Canadian Short Form Base Shelf Prospectus filed with the British Columbia Securities Commission concurrently herewith. No other information in this registration statement on Form F-10, as amended November 29, 2006, is being altered, amended, or otherwise changed or updated through this post-effective amendment.

SCHEDULE A

The table below sets forth the name of each Electing Holder and the principal amount of notes beneficially owned by each Electing Holder that may be offered under this prospectus. We have prepared the table below based on the information given to us by the Electing Holders on or prior to February 20, 2007.

Unless otherwise disclosed, no Electing Holder has indicated that it has held any position or office or had any other material relationship with us or our affiliates during the past three years. The Electing Holders listed in the table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information is presented in the table. Because the Electing Holders may offer all or some of their notes from time to time, we cannot estimate the amount of the notes that will be held by the Electing Holders upon the termination of any particular offering.

Only Electing Holders identified below who beneficially own the notes set forth opposite each such holder’s name in the table on the effective date of the registration statement, of which this prospectus forms a part, may sell such securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of the notes by any holder not identified below, the registration statement of which this prospectus forms a part will be amended or supplemented to set forth the name and aggregate amount of notes beneficially owned by the Electing Holder intending to sell such notes and the aggregate amount of notes to be offered. The prospectus, which will be a part of such amendment or supplement, will also disclose whether any Electing Holder selling in connection with such prospectus has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus if such information has not been disclosed herein.

Electing Holders	Principal Amount of Notes Held	% of Total Notes Outstanding
Polygon Global Opportunities Master Fund	$14,000,000	16.47%
Alexandra Global Master Fund	$7,500,000	8.82%
Wolverine Convertible Arbitrage Fund Trading Limited	$5,191,000	6.11%
Citadel Equity Fund Ltd.	$5,000,000	5.88%
Vanguard Convertible Securities Fund, Inc.	$2,005,000	2.36%
GPC LX, LLC	$1,809,000	2.13%
Inflective Convertible Opportunity Fund Limited	$1,500,000	1.76%
Lyxor Quest Fund Ltd.	$1,225,000	1.44%
Chrysler Corporation Master Retirement Trust	$1,130,000	1.148%
CNH CA Master Account, L.P.	$1,000,000	1.18%
Columbia Convertible Securities Fund	$1,000,000	1.18%
Vicis Capital Master Fund	$1,000,000	1.18%
Virginia Retirement System	$895,000	1.05%
ACE Tempest Reinsurance Ltd.	$700,000	0.82%
Inflective Convertible Opportunity Fund, L.P.	$700,000	0.82%
Lyxor Inflective Convertible Opportunity Fund	$700,000	0.82%
Institutional Benchmark Series – Ivan Segregated Acct.	$600,000	0.71%
American Investors Life Insurance Company	$500,000	0.59%
Delaware Public Employees Retirement System	$460,000	0.54%
OCM Convertible Trust	$1480,000	0.40%
Qwest Pension Trust	$265,000	0.31%
Partner Reinsurance Company Ltd.	$245,000	0.29%
F.M. Kirby Foundation, Inc.	$200,000	0.24%
UnumProvident Corporation	$160,000	0.19%
Bancroft Fund Ltd.	$125,000	0.15%
Ellsworth Fund Ltd.	$125,000	0.15%
OCM Global Convertible Securities Fund	$120,000	0.14%
Microsoft Capital Group, L.P.	$115,000	0.14%
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust	$110,000	0.13%
Harvest Offshore Investors, Ltd.	$101.000	0.12%

TE Harvest Portfolio, Ltd.	$96,000	0.11%
Qwest Occupational Health Trust	$80,000	0.09%
International Truck & Engine Corporation Retiree Health Benefit Trust	$65,000	0.08%
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust	$60,000	0.07%
Harvest Capital, LP	$53,000	0.06%
Quest Global Convertible Master Fund	$25,000	**

Sub-total	$49,200,000	57.88%

Other securityholders
All other securityholders or future transferees, pledges, donees or successors of any such securityholders	$35,800,000	42.12%

Total	$85,000,000	100.00%

**- less than 0.01%

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on February 20, 2007.

MINEFINDERS CORPORATION LTD.

By:	/s/ Mark H. Bailey ______________________________
Mark H. Bailey
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on February 20, 2007:

Signature	Title

/s/ Mark H. Bailey* ____________________________________ Mark H. Bailey	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Greg Smith ____________________________________ Greg Smith	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert Leclerc* ____________________________________ Robert Leclerc	Director

/s/ James M. Dawson* ____________________________________ James M. Dawson	Director

/s/ H. Leo King* ____________________________________ H. Leo King	Director

/s/ Anthony Luteijn* ____________________________________ Anthony Luteijn	Director

Paul C. MacNeill* ____________________________________ Paul C. MacNeill	Director

* - By:	/s/ Mark H. Bailey
Mark H. Bailey

Pursuant to powers of attorney executed by the persons named above whose signatures are marked by an asterisk, Mark H. Bailey, as attorney-in-fact, does hereby sign this amendment to the registration statement on behalf of each such person, in each case in the capacity indicated, on the date indicated. Such powers of attorney were filed as a part of the signature block of the Registrant’s form F-10, filed with the Commission on November 15, 2006.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in his capacity as the duly authorized representative of Minefinders Corporation Ltd. in the United States, in the State of Delaware, on February 20, 2007.

By:	MINEFINDERS (USA) Inc. /s/ Mark H. Bailey ____________________________________
	Name:	Mark H. Bailey
	Title:	President